CHRYSLER FIRST BUSINESS CREDIT CORPORATION






                           ASSET PURCHASE AGREEMENT


                                by and between


                  CHRYSLER FIRST BUSINESS CREDIT CORPORATION


                                      and


                        BLACKROCK CAPITAL FINANCE L.P.








                          Dated as of August 30, 1996


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                                       TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I      CERTAIN DEFINITIONS; INTERPRETATION...................... 1

               1.1    Definitions....................................... 1
               1.2    Interpretation.................................... 5

ARTICLE II     PURCHASE AND SALE........................................ 5

               2.1    Purchase and Sale................................. 5
               2.2    Certain Transferred Assets........................ 5
               2.3    Assumed Liabilities............................... 6
               2.4    Certain Liabilities............................... 6
               2.5    Closing........................................... 6
               2.6    Relation with Other Asset Purchase Agreement...... 7

ARTICLE III    PAYMENT OF PURCHASE PRICE................................ 8

               3.1    Estimated Net Credit.............................. 8
               3.2    Determination of Net Credit; Dispute Resolution... 8
                      (a)    Review by the Purchaser.................... 8
                      (b)    Resolution of Disagreements................ 8
               3.3    Post-Closing Payment.............................. 9
                      (a)    Final Settlement........................... 9
                      (b)    Method of Payment.......................... 9

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE SELLER............. 9

               4.1    Organization and Existence........................ 9
               4.2    Authority and Approval; Binding Effect............ 9
               4.3    No Conflict....................................... 9
               4.4    No Conflict with Contracts........................10
               4.5    Loan Assets.......................................10
               4.6    REO Assets........................................11
               4.7    Amounts on Deposit................................11
               4.8    Litigation........................................11
               4.9    Permits and Other Operating Rights;
                      Compliance with Laws..............................11
               4.10   Environmental Matters.............................12
               4.11   Operations Since Cut-Off Date.....................12
               4.12   Brokers...........................................12


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ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........12

               5.1    Organization and Existence........................12
               5.2    Authority and Approval; Binding Effect............12
               5.3    No Conflict.......................................13
               5.4    Funds Available...................................13
               5.5    Litigation........................................13
               5.6    Brokers...........................................13

ARTICLE VI     COVENANTS OF THE SELLER..................................13

               6.1    Servicing of Transferred Assets...................13
               6.2    Access............................................14
               6.3    Consents..........................................14
               6.4    Reasonable Efforts................................14
               6.5    Inconsistent Activities...........................14

ARTICLE VII    COVENANTS OF THE PURCHASER...............................14

               7.1    Reasonable Efforts................................14
               7.2    Access............................................14
               7.3    Confidentiality...................................15
               7.4    Legal Claims......................................15
               7.5    Certain Notifications.............................15
               7.6    Information Reporting.............................15

ARTICLE VIII   CONDITIONS TO CLOSING....................................15

               8.1    Condition to the Obligations of the Purchaser.....15
               8.2    Conditions to the Obligations of the Seller.......16
                      (a)    Compliance.................................16
                      (b)    Closing Under Other Asset
                             Purchase Agreement........................ 16

ARTICLE IX     TERMINATION............................................. 16

               9.1    Grounds for Termination.......................... 16
               9.2    Effect of Termination............................ 16

ARTICLE X      EXTENT AND SURVIVAL OF REPRESENTATIONS, WARRANTIES,
               COVENANTS AND AGREEMENTS; INDEMNIFICATION............... 17

               10.1   Survival; Remedy for Breach...................... 17
               10.2   Indemnification by the Seller.................... 18
               10.3   Indemnification by the Purchaser................. 18
               10.4   Procedures Governing Indemnification............. 19


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ARTICLE XI     MISCELLANEOUS..............................................20

               11.1   Disclosure Schedule................................ 20
               11.2   Notices............................................ 20
               11.3   Books and Records; Additional Deliveries........... 21
               11.4   Expenses........................................... 21
               11.5   Bulk Sales......................................... 21
               11.6   Successors and Assigns............................. 21
               11.7   No Third Party Beneficiaries....................... 22
               11.8   Entire Agreement; Amendment........................ 22
               11.9   Limitation on Warranties........................... 22
               11.10  Public Statements.................................. 22
               11.11  Severability....................................... 22
               11.12  Counterparts....................................... 23
               11.13  Necessary and Desirable Actions.................... 23
               11.14  Governing Law...................................... 23
               11.15  Forum Selection and Consent
                      to Jurisdiction.................................... 23
               11.16  Waiver of Jury Trial............................... 23

SCHEDULES

        Schedule A  --  Loan Assets Schedule
        Schedule B  --  REO Assets Schedule
        Schedule C  --  Escrow Balances Schedule
        Schedule D  --  Disclosure Schedule
        Schedule E  --  Additional Servicing Procedures Applied
                        After Date of Agreement

EXHIBITS

        Exhibit 1   --  Bill of Sale and Assignment
        Exhibit 2   --  Chrysler Financial Guaranty
        Exhibit 3   --  Instrument of Assumption
        Exhibit 4   --  Power of Attorney


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


                           ASSET PURCHASE AGREEMENT


        This ASSET PURCHASE AGREEMENT, dated as of August 30, 1996, by and between CHRYSLER FIRST BUSINESS CREDIT CORPORATION, a Delaware corporation (the "Seller"), and BLACKROCK CAPITAL FINANCE L.P., a Delaware limited partnership (the "Purchaser").

                             W I T N E S S E T H:

        WHEREAS, the Purchaser desires to purchase and take assignment of the Designated Transferred Assets, and the Seller desires to sell and assign the Designated Transferred Assets to the Purchaser, upon the terms and subject to the conditions hereinafter set forth; and

        WHEREAS, on the date hereof, the Seller, as the seller, and Berkeley Federal Bank & Trust F.S.B., a federal savings bank ("Berkeley"), as the purchaser, have entered into an asset purchase agreement relating to the purchase and sale of the Remaining Transferred Assets (the "Berkeley Asset Purchase Agreement").

        NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      CERTAIN DEFINITIONS; INTERPRETATION

        1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with such Person and, in the case of the Purchaser, includes any limited liability company in which the Purchaser is a member.

        "Agreement" means this Asset Purchase Agreement, including the Schedules and Exhibits attached hereto, and any restatement hereof and any supplement, amendment or modification hereto.

        "Allocated Percentage" of any amount referred to in this Agreement means the percentage of such amount as may be specified by the Purchaser not less than two business days before such amount is to be paid (in the case of the Purchase Price) or two business days before the Seller is required hereunder to deliver to the Purchaser a calculation based on such percentage (in any other case) hereunder and, failing such specification, means 50%, provided that the Allocated Percentage and the Corresponding Allocated Percentage shall in any event equal 100%. The "Allocated Percentage" designated by the Purchaser for one amount referred to in this Agreement may be different from that applicable to a different amount referred to in this Agreement.

        "Assumed Liabilities" is defined in Section 2.3.

        "Bill of Sale and Assignment" means the Bill of Sale and Assignment to be made by the Seller in favor of the Purchaser at the Closing and substantially in the form of Exhibit 1.

        "Berkeley" and "Berkeley Asset Purchase Agreement" are defined in the Recitals.

        "Chrysler Financial" means Chrysler Financial Corporation, a Michigan corporation.

        "Chrysler Financial Guaranty" means the guaranty to be made by Chrysler Financial in favor of the Purchaser at the Closing and substantially in the form of Exhibit 2.

        "Closing" and "Closing Date" are defined in Section 2.5.

        "Confidentiality Agreement" is defined in Section 7.3.

        "Contract" means any lease, sales order, purchase order, loan agreement, security agreement, pledge agreement, license agreement, indenture, mortgage, note, bond, instrument or other contract or agreement.

        "Corresponding", when used with a term defined herein, means such term as defined in the Berkeley Asset Purchase Agreement, and "Corresponding Provision" when used with respect to a provision of this Agreement, means the substantially equivalent provision of the Berkeley Asset Purchase Agreement.

        "Cut-Off Date" means the close of business on May 31, 1996.

        "Disclosure Schedule" means Schedule D to this Agreement.

        "Due Diligence Information" means the information contained in the loan files, legal files, reports and other records (including computer records) which were made available for review by the Purchaser, including through Berkeley, as agent for the Purchaser, prior to the date of this Agreement. "Due Diligence Information" includes Schedules A, B and C and, to the extent that information set forth therein (and represented and warranted to by the Seller pursuant to Article IV) shall be inconsistent with other Due Diligence Information, the information set forth in Schedule A, B or C, as applicable, shall control.

        "Environmental Law" means any statute, rule or regulation, as in existence on the Cut-Off Date, relating to environmental protection or the use, generation, manufacture, transportation or other handling of any substance, chemical, waste or other material which is listed, defined or otherwise identified in such statute as hazardous, toxic or dangerous.

        "Estimated Net Credit" is defined in Section 3.1.

        "Indemnifiable Loss" means any and all damages, losses, liabilities, fines, penalties, amounts paid in settlement (in accordance with the terms hereof), costs and expenses (including reasonable expenses of investigation and reasonable attorneys' fees) relating directly to any matter for which indemnification under this Agreement is expressly available.

        "Indemnified Person" and "Indemnifying Person" are defined in Section 10.4(a).

        "Independent Accounting Firm" is defined in Section 3.2(b).

        "Instrument of Assumption" means the Instrument of Assumption to be made by the Purchaser in favor of the Seller at the Closing and substantially in the form of Exhibit 3.

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        "Letter Agreement" means that certain letter agreement dated as of
August 1, 1996 by and between Berkeley and the Seller.

        "Lien" means any lien, pledge, charge, security interest or other encumbrance of any nature.

        "Loan Assets" means the loans listed on Schedule A comprising, as applicable, the promissory notes, mortgages, deeds of trust, guaranties, assignments of leases and rents, security agreements and similar Contracts related thereto, including Contracts in respect of New Extensions entered into by the Seller during the Servicing Period in accordance with Section 6.1. References to the "Designated Loan Assets" are to the Loan Assets designated in writing by the Purchaser on or before the Closing in writing, certain rights under which are being transferred under this Agreement, and references to the "Remaining Loan Assets" are to the Loan Assets other than the Designated Loan Assets, certain rights under which will be transferred pursuant to the Berkeley Asset Purchase Agreement.

        "Net Credit" means an amount equal to: (a) the Servicing Period Cash Flow, less (b) the sum of (i) Servicing Expenses paid by the Seller during the Servicing Period, plus (ii) the amount of New Extensions, plus (iii) the Servicing Retainer.

        "New Extensions" means the Allocated Percentage of the amount of additional extensions of credit in respect of the Loan Assets during the Servicing Period.

        "Obligor" means a party to, or a Person otherwise obligated under, any Loan Asset, whether as borrower, guarantor or otherwise (excluding the Seller).

        "Permitted Liens" means: (i) rights and claims of tenants or other parties in possession; (ii) easements, encroachments, rights of way and similar imperfections of title which do not materially affect the marketability of the real property subject thereto; (iii) restrictions arising under condemnation, eminent domain, zoning, building, use, occupancy, or other laws; and (iv) Liens for taxes and other charges and assessments not yet due and payable.

        "Person" means any individual, sole proprietorship, firm, corporation, partnership, trust, unincorporated association or other entity.

        "Power of Attorney" means the Irrevocable Limited Power of Attorney to be granted by the Seller to the Purchaser at the Closing and substantially in the form of Exhibit 4.

        "Purchase Price" means the Allocated Percentage of $248,478,108.

        "Purchaser" is defined in the Preamble, and includes any successor and permitted assignee of the Purchaser.

        "Related Agreement" means any of the following: the Bill of Sale and Assignment, the Instrument of Assumption, the Power of Attorney and any other Transfer Instruments. References in this Agreement to a Person's Related Agreements shall mean the Related Agreements to which such Person is, or is purported to be, a party.

        "REO Assets" means the real property, including all improvements thereon: (i) listed on Schedule B, and (ii) of the Seller in respect of the loans described on Schedule A, in cases where the Seller has taken title to such real property on or prior to the Cut-Off Date but where additional collateral remains. References to the "Designated REO Assets" are to the REO Assets designated by the Purchaser in writing on or before the Closing, certain rights to which are being transferred under this

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Agreement, and references to the "Remaining REO Assets" are to the REO Assets
other than the Designated REO Assets, certain rights to which are being transferred pursuant to the Berkeley Asset Purchase Agreement.

        "Responsible Party" means either the Purchaser or the Seller, if such party: (i) does not consummate the transactions contemplated in Article II on or before September 30, 1996 for any reason other than the non-satisfaction of the condition(s) to its obligation to consummate such transactions described in Section 8.1 or 8.2, as applicable; or (ii) has not, on or before September 30, 1996, satisfied the condition to the obligation of the other party to consummate such transactions described in Section 8.2(a) or 8.1 as applicable.

        "Seller" is defined in the Preamble.

        "Servicing Expenses" means the Allocated Percentage of the ordinary course direct out of pocket expenses incurred by the Seller on account of or with respect to the servicing of the Transferred Assets, consisting of expenses of repairs and improvements thereon, taxes, closing costs (including customary sales commissions), insurance, operating costs associated with the REO Assets, appraisals, environmental reports and legal fees.

        "Servicing Period" means the period beginning on June 1, 1996 and ending on the Closing Date.

        "Servicing Period Cash Flow" means the Allocated Percentage of an amount equal to all payments received by the Seller during the Servicing Period on account of or with respect to the Transferred Assets, including payments of interest and principal, insurance proceeds, condemnation proceeds, liquidation proceeds or other recoveries.

        "Servicing Retainer" means the Allocated Percentage of an amount equal to $61,800 per month for each calendar month of the Servicing Period (prorated for any partial month), provided that if the Closing shall not have occurred by August 31, 1996, the Servicing Retainer shall be increased by the Allocated Percentage of $1,667,000 per month (prorated for any partial month) for the period commencing on September 1, 1996 and ending on the date of the Closing, and provided further that such increase will not take effect if the Closing shall be delayed beyond August 31, 1996 because the Seller shall have: (i) refused to consummate the transactions described in Section 2.5 by such date although the conditions to its obligation to consummate such transactions set forth in Section 8.2 have been satisfied; or (ii) the Seller shall have failed to use its commercially reasonable efforts to satisfy the condition (insofar as the satisfaction of such condition was within the Seller's control) to the Purchaser's obligation to consummate such transaction set forth in Section 8.1 by August 31, 1996. The Purchaser acknowledges that the possible increase in the Servicing Retainer is not in the nature of a remedy but rather reflects certain assumptions made by the Purchaser in offering, with Berkeley, to purchase the Transferred Assets at the Purchase Price and Corresponding Purchase Price.

        "Specific Asset Transfer" means the transfer of any individual Transferred Asset.

        "Transfer Instruments" means such good and sufficient deeds, bills of sale, assignments, assignment and assumption agreements, notice filings and other instruments of sale, conveyance, transfer, assignment and assumption, in form and substance reasonably satisfactory to the parties and as shall be required to transfer to the Purchaser the Designated Transferred Assets, and as shall be required to evidence the Purchaser's agreement to assume, pay, perform, fulfill and discharge the Assumed Liabilities.

        "Transferred Assets" means: (i) the Loan Assets; (ii) the REO Assets;
(iii) Contracts entered into by the Seller prior to the Closing Date relating to (A) the sale of any real property subject to a mortgage comprising a Loan Asset, title to which was taken by the Seller after the Cut-Off Date, and (B) the sale of any REO Asset; (iv) Contracts entered into by the Seller prior to the Closing Date relating to the sale of any Loan Asset; and (v) Contracts with tenants on or other parties in possession of (A) any real property subject to a mortgage comprising a Loan Asset, title to which was taken by the Seller after the Cut-Off Date, and (B) any REO Asset. References to the "Designated Transferred Assets" are to the Designated Loan Assets, the Designated REO Assets, and any Contracts described in clauses (iii), (iv) or
(v) above relating to such Designated Loan Assets and Designated REO Assets, and references to the "Remaining Transferred Assets" are to the Remaining Loan Assets, the Remaining REO Assets and any Contracts described in clauses (iii),
(iv) or (v) above relating to such Remaining Loan Assets or Remaining REO
Assets.

        1.2 Interpretation. The headings preceding the text of Articles, Sections and subsections and Schedules included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the terms "including" or "include" shall, in all cases, mean "including, without limitation," and "include, without limitation," respectively. The use of the masculine, feminine or neuter gender herein shall, as applicable, also refer to the other genders. Except as the context otherwise requires, the use of the singular form of any term shall also refer to the plural, and vice versa. Unless the context otherwise requires, whenever the terms "hereto", "hereunder", "herein" or "hereof" are used in this Agreement, such terms shall be construed as referring to this entire Agreement and references to "Articles", "Sections", "subsections", "clauses", "Schedules", "Exhibits", "Preamble" and "Recitals" shall be construed as referring to those of this Agreement. References in this Agreement to "to the knowledge" of the Purchaser means to the actual knowledge of the officers, employees and agents of the Purchaser who were engaged in the evaluation, negotiation and due diligence investigations with respect to the transactions contemplated hereby. References "to the knowledge" of the Seller means to the actual knowledge of the senior executives of the Seller (at its headquarters), after due inquiry made of other employees of the Seller whom such senior executives reasonably believe are knowledgeable in the subject matter in issue, which employees shall have made reasonable inquiry into the records and files of the Seller.

                                  ARTICLE II

                               PURCHASE AND SALE

        2.1 Purchase and Sale. Upon the terms, and subject to the conditions, of this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser, without recourse, representation or warranty, except as expressly provided in this Agreement, all of the Seller's right, title and interest existing at the Closing in and to: (a) the Designated Transferred Assets; and (b) any books and records of the Seller relating to the Designated Transferred Assets (other than income tax, historical financial and employment records of the Seller or other similar records relating to the business and operations of the Seller on an aggregated basis (but the Seller shall be under no obligation to separate any such books and records among Designated Transferred Assets and Remaining Transferred Assets). It is understood and agreed that Schedules A and B reflect certain matters as of the Cut-Off Date and that, as of the Closing Date, the right, title and interest of the Seller in and to the Designated Loan Assets and the Designated REO Assets will, subject to the terms of this Agreement, be different from that existing on the Cut-Off Date.

        2.2 Certain Transferred Assets. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any rights under any Contract comprising a Designated Transferred Asset or any claim, right or benefit thereunder or resulting therefrom if an assignment thereof, without the consent of a third Person, would constitute a breach or violation thereof and such consent is not obtained prior to the Closing. If (i) such a consent is so required for the assignment of such Contract and has not been obtained prior to the Closing or (ii) an attempted assignment of such Contract is ineffective, then the Seller and the Purchaser shall enter into a mutually acceptable arrangement relating to such Contract to provide the Purchaser with the practical economic benefits of, and to impose on the Purchaser the obligations under, such Contract.

        2.3 Assumed Liabilities. At the Closing, the Purchaser shall assume, and at the Closing or thereafter, when due to be paid, performed, fulfilled and discharged, the Purchaser shall pay, perform, fulfill and discharge all liabilities, duties and obligations of the Seller relating to the Designated Transferred Assets, whether or not existing or known on the date of this Agreement or on the Closing Date (collectively, the "Assumed Liabilities").

        2.4 Certain Liabilities. If the Seller is to provide to the Purchaser the practical benefits under a Contract comprising a Designated Loan Asset under an arrangement pursuant to Section 2.2, all liabilities, duties and obligations of the Seller under such Contract shall be Assumed Liabilities.

        2.5   Closing.

              (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, the closing (the "Closing") of the purchase and sale of the Designated Transferred Assets hereunder shall take place at the offices of Mayer, Brown & Platt in Washington, D.C. (or such other place as the parties may agree), on August 30, 1996, or, unless otherwise agreed, at such later date, not later than September 30, 1996, which is five business days following the date that the respective condition(s) to the obligations of the parties set forth in
Article VIII have been satisfied or waived (the date of the Closing being hereinafter called the "Closing Date"). At the Closing:

                   (i) The Purchaser shall pay to the Seller the Purchase Price, less the Estimated Net Credit, by wire transfer of immediately available funds to such bank account as may be designated in a writing delivered to the Purchaser by the Seller at least two business days prior to the Closing.

                    (ii) The Purchaser shall execute and deliver to the Seller the Instrument of Assumption.

                   (iii) The Seller shall execute and deliver to the Purchaser the Bill of Sale and Assignment and the Power of Attorney and shall deliver to the Purchaser the Chrysler Financial Guaranty, duly executed by Chrysler Financial.

                   (iv)(A) The Seller shall execute and deliver a certificate, dated the Closing Date, certifying as to the matters specified in
        Section 8.1 and (B) the Purchaser shall execute and deliver a certificate, dated the Closing Date, certifying as to the matters specified in Section 8.2(a).

                   (v) The Purchaser shall deliver (A) certified copies of resolutions of the Purchaser and the trustees of its general partner, or a duly authorized committee thereof, giving any necessary approval or authorization with respect to this Agreement and the Purchaser's Related Agreements, (B) incumbency and signature certificates as to the authorized signatories of the general partner of the Purchaser executing documents on behalf of the Purchaser, (C) certified copies of the certificate of limited partnership and the partnership agreement of the Purchaser and the certificate of trust and the governing instruments (as defined in the Delaware Business Trust Act) of the general partner of the Purchaser, and (D) a good standing certificate from the Secretary of State of the State of Delaware with respect to each of the Purchaser and the general partner of the Purchaser.

                   (vi) The Seller shall deliver (A) certified copies of resolutions of the Boards of Directors of the Seller and Chrysler Financial, or a duly authorized committee thereof, giving any necessary approval or authorization with respect to this Agreement and the Seller's Related Agreements and the Chrysler Financial Guaranty, respectively, (B) incumbency and signature certificates as to officers of the Seller and Chrysler Financial executing documents on behalf of the Seller and Chrysler Financial, respectively, (C) certified copies of the certificate or articles of incorporation and bylaws of the Seller and Chrysler Financial, and (D) a good standing certificate from the Secretaries of State of Delaware and Michigan with respect to the Seller and Chrysler Financial, respectively.

              (b) As between the Seller and the Purchaser, the transfer of the Designated Transferred Assets and assumption of the Assumed Liabilities will be effective as of the Closing and such transfer and assumption will be evidenced by the Bill of Sale and Assignment and the Instrument of Assumption. The execution at the Closing by the Seller of other Transfer Instruments will not be necessary to consummate the transactions contemplated hereby, except that, at the request of the Purchaser, the Seller shall execute and deliver at the Closing such additional Transfer Instruments as may be prepared by the Purchaser in form and substance reasonably satisfactory to the Seller.

              (c) Pursuant to the Power of Attorney, the Seller shall appoint the Purchaser its attorney-in-fact to execute for the Seller any other Transfer Instruments with respect to Specific Asset Transfers (which may be prepared by the Purchaser and shall be consistent with the terms and conditions of this Agreement), including deeds in respect of the Designated REO Assets, and to take such actions on behalf of the Seller consistent with the terms of this Agreement as may be necessary to effect the perfection, filing or recording of any such Transfer Instruments and the filing of information returns pursuant to Section 7.6. The Purchaser, for itself and on behalf of the Seller, will be responsible for causing any legal requirements applicable to any Specific Asset Transfer to be complied with in order to effect such perfection, filing or recording and shall use its commercially reasonable efforts to promptly effect such perfection, filing or recording. Except for representations and warranties made by the Seller in this Agreement, the transfer of Designated REO Assets by the Seller to the Purchaser will be on a quit claim basis. Subject to the foregoing, following the Closing, the Seller and the Purchaser will reasonably cooperate with the other in executing such additional documents and taking such additional acts as will better evidence the transfer of Designated Transferred Assets and assumption of Assumed Liabilities contemplated by this Agreement. At the Closing, the Seller shall provide to the Purchaser a certification to the effect that the Seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended. The form of certification will be prepared by the Purchaser and be in form and substance reasonably satisfactory to the Seller.

        2.6 Relation with Other Asset Purchase Agreement. Purchaser acknowledges and agrees that it has entered into various arrangements with Berkeley with respect to the Transferred Assets. Consequently, the Seller has no responsibility or liability with respect to any allocation of the Transferred Assets between the Purchaser and Berkeley, or any allocation of the rights and obligations thereof under this Agreement and the Berkeley Asset Purchase Agreement, including as to the application of Indemnifiable Losses and Corresponding Indemnifiable Losses of the Purchaser or Berkeley to the deductible amount contemplated in Section 10.2(b) and the Corresponding Provision. The books and records of the Seller to be transferred hereunder and under the Berkeley Asset Purchase

Agreement shall be transferred as a whole at the Closing and Corresponding Closing, and the Seller shall not be responsible for ensuring that any particular books and records are delivered into the possession of the Purchaser or Berkeley. The Purchaser shall not assert that it has no liability in respect of any obligation hereunder on the basis that such obligation arises or should have arisen under the Berkeley Asset Purchase Agreement, unless Berkeley shall accept, if such liability shall be established, responsibility therefor in writing.

                                  ARTICLE III

                           PAYMENT OF PURCHASE PRICE

        3.1 Estimated Net Credit. No later than two business days prior to the Closing, the Seller will prepare and deliver to the Purchaser a reasonable estimate of the Net Credit (the "Estimated Net Credit"). At the Closing, the Purchaser will pay the Purchase Price, less the Estimated Net Credit to the Seller pursuant to Section 2.5.

        3.2   Determination of Net Credit; Dispute Resolution.

              (a) Review by the Purchaser. Within 15 days after the Closing, the Seller will prepare and deliver to the Purchaser a calculation of the actual Net Credit, showing in reasonable detail the items comprising the Servicing Period Cash Flow, Servicing Expenses, New Extensions and Servicing Retainer (the "Net Credit Statement"). Following delivery of the Seller's calculation, the Seller and the Purchaser will in good faith attempt to agree on the Net Credit. If agreement is not reached within 10 days after the date that the Net Credit Statement is delivered to the Purchaser, the Purchaser shall give at the end of such 10-day period written notice of its disagreement to the Seller, which notice shall set forth in reasonable detail the items on the Net Credit Statement with which the Purchaser disagrees and the amounts of such items which the Purchaser believes are correct. Unless such written notice is timely received, the Purchaser shall be deemed to have agreed in all other respects with the Net Credit Statement. Purchaser shall coordinate its response to the Net Credit Statement with Berkeley's response to the Corresponding Net Credit Statement and the Purchaser's response hereunder shall not be inconsistent with that of Berkeley under the Corresponding Provision.

              (b) Resolution of Disagreements. If the Purchaser shall timely give notice of disagreement as provided in Section 3.2(a), the Seller and the Purchaser shall promptly thereafter cause an independent accounting firm of nationally recognized standing reasonably satisfactory to the Seller and the Purchaser (who shall not have any material relationship with Chrysler Financial, the Seller or the Purchaser) (the "Independent Accounting Firm") to review this Agreement, the Net Credit Statement and the Purchaser's notice of disagreement and to render, as promptly as practicable, its determination of the Net Credit. The Seller and the Purchaser agree that in any event the Independent Accounting Firm and the Corresponding Independent Accounting Firm shall be the same Person. In making its determination, the Independent Accounting Firm shall consider only those items or amounts that are in dispute. Such determination shall be final, conclusive and binding upon the Seller and the Purchaser; provided that any item in dispute shall not, in any event, be determined to be in an amount which is more favorable to the Purchaser than the amount set forth by the Purchaser in its notice of disagreement or more favorable to the Seller than the amount set forth by the Seller in the Net Credit Statement. The fees and charges of the Independent Accounting Firm in making such review and preparing such report shall be borne equally by the Seller and the Purchaser.

        3.3   Post-Closing Payment.

              (a) Final Settlement. Upon the final agreement or determination of the Net Credit, the Purchaser shall, in the manner and with interest as provided in Section 3.3(b), pay the Seller the amount, if any, by which the Estimated Net Credit exceeds the Net Credit, or the Seller shall, in the manner and with interest as provided in Section 3.3(b), pay the Purchaser the amount, if any, by which the Net Credit exceeds the Estimated Net Credit. Any such payment pursuant to this Section 3.3(a) shall be made at a mutually convenient time and place (i) within fifteen days after delivery of the Net Credit Statement by the Seller pursuant to Section 3.1 if no notice of disagreement is delivered pursuant to Section 3.2(a) or (ii) if a notice of disagreement is delivered by the Purchaser pursuant to Section 3.2(a), then within ten days after the determination of the Net Credit by the Independent Accounting Firm pursuant to in Section 3.2(b).

              (b) Method of Payment. Any payment pursuant to this Section 3.3 shall be made by wire transfer by the Purchaser or the Seller, as the case may be, of immediately available funds to such account of the party to receive such payment as may be designated by such party. The amount of any payment to be made pursuant to this Section 3.3 shall bear interest from the Closing Date until the date of payment at a rate per annum equal to one month LIBOR on the Closing Date, as reported in the "Money Rates" box in the Wall Street Journal, plus 0.75%. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days for which due.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date (except as expressly provided below), as set forth in this Article IV:

        4.1 Organization and Existence. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

        4.2 Authority and Approval; Binding Effect. The Seller has the corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and proceedings required to be taken by or on the part of the Seller to authorize it to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby have been duly and validly taken. This Agreement constitutes, and upon the execution and delivery by the Seller and the other parties thereto of the Related Agreements, the Seller's Related Agreements will constitute, the valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by judicial discretion as to the availability of equitable remedies or by general equitable principles.

        4.3 No Conflict. The execution, delivery and performance by the Seller of this Agreement and its Related Agreements, and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the certificate of incorporation or bylaws of the Seller; (b) assuming satisfaction of the matters referred to in the following clause (c), violate or conflict with any law or governmental regulation applicable to the Seller or any applicable order, arbitration award, judgment or decree to which the Seller is a party or by which it is bound; or (c) require any filing or registration by the Seller with, or approval, consent, authorization or other action with respect to the Seller by, any governmental authority other than
(i) as shall be obtained prior to the Closing, and (ii) any such filings, registrations, approvals, consents, authorizations or actions which are required with respect to any Specific Asset Transfer.

        4.4 No Conflict with Contracts. The execution, delivery and performance by the Seller of this Agreement and its Related Agreements, and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, any Contract to which the Seller is a party or by which it is bound or by which any of the Designated Transferred Assets is bound, or (b) result in the creation of any Lien upon any of the Transferred Assets.

        4.5   Loan Assets.  As of the Cut-Off Date:

              (a) The information included on Schedule A with respect to: (i) the amounts reflected in the Seller's books as the outstanding principal balances of the Designated Loan Assets; (ii) the interest rates applicable to the Designated Loan Assets; (iii) the Seller's lien position as to the Designated Loan Assets in relation to any other mortgages; (iv) maturity dates as to the Loan Assets; and (v) the next payment due date as to the Designated Loan Assets, was true and correct in all material respects.

              (b) Except as set forth in Section 4.5 of the Disclosure
Schedule:

                   (i) The Seller was the sole owner of the Designated Loan Assets (including the rights under each promissory note or mortgage comprising the Designated Loan Assets) and had good and marketable title thereto, and had the full right to transfer and sell the Designated Loan Assets to the Purchaser, free and clear of any Lien;

                   (ii) The Seller had obtained an ALTA lender's title insurance policy, attorney title opinion or other customary documentation regarding title matters with respect to the real property subject to each mortgage comprising Designated Loan Assets and where such insurance has been obtained, such policy states that:
        (A) the Seller, and its successors and assigns (or successors to the ownership of the secured indebtedness, or words to similar effect), is the insured with respect to such mortgage up to an amount (or, in the case of multiple collateral, up to an amount, when aggregated with the insured amounts under the other lender's title policies in respect of such additional collateral) that is not less than the outstanding principal amount of the related Designated Loan Asset (or Designated Loan Assets) as of the Cut-Off Date and (B) the lien priority of such mortgage, relative to any other mortgage noted thereon, corresponds to the lien priority for such mortgage set forth in Schedule A;

                    (iii) No Designated Loan Asset comprised a participation in any loan as to which other Persons are also participants;

                   (iv) The obligations of the Obligor under the Contracts comprising each Designated Loan Asset were valid and enforceable by the Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by judicial discretion as to the availability of equitable remedies or by general equitable principles;

                    (v) The Seller was not in default in the performance of any of its obligations under any of the Contracts comprising the Designated Loan Assets;

                   (vi) No terms of any promissory note or mortgage comprising a Designated Loan Asset had been altered in any material respect (including by way of discharge, release, or subordination), except as reflected in the Due Diligence Information;

                   (vii) The rights of the Seller under any promissory note or mortgage comprising a Designated Loan Asset derived from a bona fide extension of credit and, to the knowledge of the Seller, such rights were not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, except as would not constitute a breach of Section 4.5(iv) or (vi); and

                   (viii) The Seller was not obligated with respect to any Designated Loan Assets to make additional extensions of credit, except as reflected in the Due Diligence Information.

        4.6   REO Assets.   As of the Cut-Off Date:

              (a) The information included on Schedule B with respect to the amounts reflected in the Seller's books was true and correct in all material respects.

              (b) Except as set forth on Section 4.6 of the Disclosure
Schedule:

                   (i) The Seller was the sole owner of the Designated REO Assets and had the full right to transfer and sell the Designated REO Assets to the Purchaser, free and clear of any Lien, except for Permitted Liens, and except as reflected in the Due Diligence Information;

                   (ii) To the knowledge of the Seller, all work contracted by the Seller with third parties in connection with the physical condition of the Designated REO Assets had been performed by such contractor in a workmanlike manner and in compliance with applicable building codes;

                   (iii) With respect to each Designated REO Asset, an ALTA owner policy of title insurance could be obtained by the Purchaser from a recognized title insurance company authorized to conduct an insurance business in the area in which the Designated REO Asset is located (assuming such title insurance is customarily obtained in such area in connection with sales of real property); and

                   (iv) The Seller has not received notice of any pending proceeding for the total or partial condemnation of any Designated REO Asset and, to the knowledge of the Seller, no such proceeding has been threatened.

        4.7 Amounts on Deposit. The information included on Schedule C was, as of the Cut-Off Date, true and correct in all material respects.

        4.8 Litigation. Except as set forth in Section 4.8 of the Disclosure Schedule, as of the CutOff Date, there was no legal, administrative or arbitration proceeding, suit or action of any nature pending or, to the knowledge of the Seller threatened, against the Seller.

        4.9 Permits and Other Operating Rights; Compliance with Laws. To the knowledge of the Seller, except as set forth on Section 4.9 of the Disclosure
Schedule: (a) the Seller possesses all governmental permits and authorizations necessary to permit it to operate its business; and (b) the Seller has complied with applicable laws (other than Environmental Laws, which are the subject of Section 4.10) relating to the extension of credit.

        4.10 Environmental Matters. As of the Cut-Off Date, and except as set forth in Section 4.10 of the Disclosure Schedule:

              (a) To the knowledge of the Seller: (i) there were no claims which have been asserted by third parties (including governmental agencies) asserting that the Seller may have liability under applicable Environmental Laws with respect to any Designated Transferred Asset; (ii) the Seller had received no notices from any third party identifying any such potential liability with respect to any Designated Transferred Asset; and (iii) the Seller had complied with the environmental policies adopted by the Seller from time to time in the making of extensions of credit secured by real property and in taking real property in foreclosure or similar proceedings with respect to such extensions of credit.

              (b) Since the date of the Seller's acquisition of title to each of the Designated REO Assets, the Seller has not, and to the Seller's knowledge no other Person (including any agent of the Seller) has, discharged or released any substance, or taken any other action, which would result in any liability under applicable Environmental Laws and which would have, with respect to any specific Designated REO Asset, a material adverse effect on the value thereof.

              (c) Section 4.10 of the Disclosure Schedule sets forth a complete list of all of the written reports from environmental engineering consultants received by the Seller with respect to REO Assets.

        4.11 Operations Since Cut-Off Date. Since the Cut-Off Date, the Seller has conducted its operations, and has maintained its books and records, in substantially the same manner in which it conducted such operations, and maintained such books and records, from January 1, 1995 through the Cut-Off Date, except as contemplated in Section 6.1.

        4.12 Brokers. Neither the Seller nor Chrysler Financial has engaged any investment banker, broker or finder in connection with the transactions contemplated in this Agreement who may be entitled to a fee or commission payable by the Purchaser or any of its Affiliates.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Seller, as of the date hereof and the Closing Date, as set forth in this Article V:

        5.1 Organization and Existence. The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware and the general partner of the Purchaser is a business trust duly formed, validly existing and in good standing under the laws of Delaware.

        5.2 Authority and Approval; Binding Effect. The Purchaser has the partnership power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. All partnership, and in respect of its general partner, trust acts and proceedings required to be taken by or on the part of the Purchaser and such general partner to authorize the Purchaser to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby have been duly and validly taken. This Agreement constitutes, and upon the execution and delivery by the Purchaser and the other parties thereto of the Related Agreements, the Purchaser's Related Agreements will constitute, the valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by judicial discretion as to the availability of equitable remedies or by general equitable principles.

        5.3 No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and its Related Agreements, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the certificate of limited partnership and limited partnership agreement of the Purchaser or the certificate of trust or governing instruments of the general partner of the Purchaser; (b) violate or conflict with any law or governmental regulation applicable to the Purchaser or any applicable order, arbitration award, judgment or decree to which the Purchaser is a party or by which it is bound;
(c) violate or conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, any Contract to which the Purchaser is a party or by which it is bound or by which any of its property is bound; or (d) require any filing or registration by the Purchaser with, or approval, consent, authorization or other action with respect to the Purchaser by, any governmental authority.

        5.4 Funds Available. The Purchaser has sufficient cash, lines of credit or other sources of available funds to enable it to make the payments in the amounts and in the manner contemplated by this Agreement and its Related Agreements.

        5.5 Litigation. There is no legal, administrative or arbitration proceeding, suit or action of any nature pending or, to the knowledge of the Purchaser, threatened against the Purchaser which would materially impair the ability of the Purchaser to perform its obligations under this Agreement or any of the Purchaser's Related Agreements.

        5.6 Brokers. Neither the Purchaser nor any of its Affiliates has engaged any investment banker, broker or finder in connection with the transactions contemplated in this Agreement who may be entitled to a fee or commission payable by the Seller or Chrysler Financial.

                                  ARTICLE VI

                            COVENANTS OF THE SELLER

        The Seller covenants and agrees with the Purchaser as set forth in this Article VI:

        6.1 Servicing of Transferred Assets. From the beginning of the Servicing Period to the date of this Agreement, the Seller has serviced the Designated Transferred Assets as described in Section 4.11 and, for the remainder of the Servicing Period, will service the Designated Transferred Assets as so described, subject to the provisions of this Section 6.1 and Schedule E. The Seller will have no liability to the Purchaser in respect of any act or omission (including in connection with disposition decisions on Designated Transferred Assets) if such act or omission was taken or made in good faith and consistent with Section 4.11 (and, after the date of this Agreement, this Section 6.1 and Schedule E). Subject to any restrictions in Schedule E, the Seller may incur Servicing Expenses, provided, however, without the prior consent of the Purchaser, payments of Servicing Expenses in the aggregate have not been prior to the date hereof, and will not be after the date hereof, in excess of $1,125,000 per month and such amounts have not been and will not be paid to Affiliates of the Seller and/or its employees. In addition, after the date of this Agreement, without the prior consent of the Purchaser, the Seller may not incur any Servicing Expense with respect to a specific Transferred Asset which, when combined with all other Servicing Expenses incurred after the date of this Agreement with respect to such Transferred Asset, exceeds $5,000. Subject to the foregoing, Servicing Expenses may be paid by the Seller in accordance with the Seller's customary practices but any Servicing Expenses that have not been paid as of the Closing will be Assumed Liabilities. In respect of such servicing during the Servicing Period, the Seller will be entitled to retain the Servicing Retainer. New Extensions may not be made without the joint approval of the Seller and the Purchaser, except for New Extensions made or committed to be made prior to August 1, 1996 and disclosed in the Due Diligence Information.

        6.2 Access. The Seller shall afford representatives of the Purchaser reasonable access, during normal business hours, to the management, facilities and books and records of the Seller. Nothing herein shall be construed as requiring the Seller to disclose or give access to the Purchaser any information or books and records that would unreasonably disrupt the normal course of the Seller's business or violate the terms of any Contract to which the Seller is bound or any applicable law or regulation.

        6.3   Consents.

              (a) Prior to the Closing, the Seller shall, in cooperation with the Purchaser, use its reasonable efforts (without necessity of incurring any undue additional expense) to procure any required third party consents to the transfer of any Contract rights and obligations comprising Designated Transferred Assets and Assumed Liabilities. The failure to obtain any such consent will not constitute a breach of this Agreement or the failure of any condition to the obligation of the Purchaser to consummate the transactions contemplated hereby.

              (b) Prior to the Closing, the Seller shall, in cooperation with the Purchaser and if so requested by the Purchaser, use its reasonable efforts (without necessity of incurring any additional expense) to assist in the Purchaser's procurement of any governmental licenses and permits needed by the Purchaser in connection with the Transferred Assets. The failure of the Purchaser to obtain any such licenses or permits will not constitute a failure of any condition to the obligation of the Purchaser to consummate the transactions contemplated hereby.

        6.4 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Seller will execute and deliver its Related Agreements at the Closing. The Seller shall use all commercially reasonable efforts to cause the condition set forth in Section 8.1 to be satisfied as soon as practicable after the date of this Agreement.

        6.5 Inconsistent Activities. Unless and until this Agreement has been terminated pursuant to Article IX, the Seller will not solicit any offer to acquire a material portion of the Transferred Assets, whether by merger, purchase of stock, purchase of assets or other similar transaction.

                                  ARTICLE VII

                          COVENANTS OF THE PURCHASER

        The Purchaser covenants and agrees with the Seller as set forth in this Article VII:

        7.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Purchaser will execute and deliver its Related Agreements at the Closing. The Purchaser shall use all commercially reasonable efforts to cause the conditions set forth in Section 8.2 to be satisfied as soon as practicable after the date of this Agreement.

        7.2 Access. The Purchaser will, at and after the Closing, afford promptly to the Seller and its agents reasonable access during normal business hours to the books and records of the Purchaser relating to the Transferred Assets and the Assumed Liabilities to the extent reasonably necessary to permit the Seller to determine any matter relating to the Seller's rights and obligations hereunder or under any Related Agreement or relating to any period ending on or before the Closing Date (including in connection with the determination of the Net Credit).

        7.3 Confidentiality. The Purchaser will continue to comply with and be bound by that certain confidentiality agreement, dated April 15, 1996, as amended April 16, 1996, between Chrysler Financial and Berkeley (as though the Purchaser had been the original party thereto) (the "Confidentiality Agreement"), and the Purchaser agrees that the rights of Chrysler Financial thereunder shall inure to the benefit of the Seller. If this Agreement is terminated pursuant to Article IX or otherwise, the Purchaser shall promptly return to the Seller all information relating to the Transferred Assets, the Assumed Liabilities, and the Seller's employees and business which is of a non-public nature (including copies of such information) and return to the Seller or destroy all analyses, compilations, studies and other documents of or prepared by the Purchaser or its representatives from such information (and confirm to the Seller in writing that it has done so). If the Closing occurs, the Confidentiality Agreement shall be terminated and of no further force and effect, except that the Purchaser shall maintain the confidentiality of any "Proprietary Information" (as defined in the Confidentiality Agreement) to the extent such information is not included in the books and records transferred to the Purchaser pursuant to Section 2.1(b).

        7.4 Legal Claims. Purchaser will, following the Closing, have itself substituted for the Seller as the real party in interest with respect to any foreclosure, bankruptcy or similar action involving any Designated Transferred Asset. Purchaser will, following the Closing, assume the defense of any claims against the Seller relating to the Designated Transferred Assets pending in any court or other tribunal as of the Closing and will undertake the defense of any such claims first made in such proceedings after the Closing (and based on facts existing prior to the Closing or based on facts (other than acts taken by the Seller) occurring after the Closing). The Designated Transferred Assets include any counterclaims the Seller would be entitled to assert in any such proceedings. The Seller, insofar as it shall retain any records (not transferred pursuant to Section 2.1(b)) relating to, or personnel with relevant knowledge of, any such actions or claims, shall reasonably cooperate with the Purchaser in its prosecution or defense thereof, it being understood that the Seller shall not be required to incur any unreimbursed expense in connection therewith.

        7.5 Certain Notifications. At least two business days prior to the Closing, the Purchaser shall notify the Seller of any matters to its knowledge which it believes may constitute a breach of the Seller's representations and warranties.

        7.6 Information Reporting. After the Closing, the Purchaser will, at the request of the Seller, assist the Seller in complying with its tax information reporting obligations with respect to the Designated Transferred Assets for calendar year 1996, including through the making of such tax reports and filings on behalf of the Seller (to the extent based on information contained in books and records transferred to the Purchaser pursuant to Section 2.1). Nothing herein shall be construed as imposing any liability on the Purchaser to the Seller for any inaccuracy contained in any such reports or filings.

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

        8.1 Condition to the Obligations of the Purchaser. The obligations of the Purchaser to proceed with the Closing contemplated hereby are subject to the satisfaction at or prior to the Closing of the condition (which may be waived, in whole or in part, by the Purchaser) that the Seller shall have complied in all material respects with each of its covenants and agreements contained herein to be performed at or prior to the Closing, and, except as affected by any action expressly contemplated by or permitted under this Agreement, each of the representations and warranties of the Seller contained in Sections 4.1, 4.2, 4.3, 4.4, 4.11 and 4.12 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing as if made at and as of the Closing, and the other representations and warranties contained in Article IV shall have been true and correct as of the Cut-Off Date.

        8.2 Conditions to the Obligations of the Seller. The obligations of the Seller to proceed with the Closing contemplated hereby are subject to the satisfaction at or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Seller:

              (a) Compliance. The Purchaser shall have complied in all material respects with each of its covenants and agreements contained herein to be performed at or prior to the Closing (including the payment of the Purchase Price, less the Estimated Net Credit, as contemplated in Section 2.5) and, except as affected by any action expressly contemplated by or permitted under this Agreement, each of the representations and warranties of the Purchaser contained in Article V shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects at and as of the Closing as if made at and as of the Closing.

              (b) Closing Under Other Asset Purchase Agreement. Berkeley shall be unconditionally obligated to purchase the Remaining Transferred Assets as contemplated in the Berkeley Asset Purchase Agreement (and the Corresponding Closing shall occur simultaneously with the Closing).

                                  ARTICLE IX

                                  TERMINATION

        9.1 Grounds for Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing:

              (a) By the mutual written agreement of the Seller and the Purchaser;

              (b) By the Seller or by the Purchaser if the Closing shall not have been consummated on or before September 30, 1996; provided that a party shall not have the right to so terminate this Agreement if the failure of the Closing to have occurred shall be due to a breach by such party of any of its agreements or covenants contained herein required to be performed by it at or prior to the Closing pursuant to the terms hereof; or

              (c)  By the Purchaser, as permitted in Section 11.1.

Any party desiring to terminate this Agreement pursuant to the foregoing
Section 9.1(b) shall give notice of such termination to the other party.

        9.2 Effect of Termination. If this Agreement is terminated, the provisions of this Agreement shall be of no further force and effect, except that the rights and obligations of the parties under Sections 7.3, 11.1, 11.4, 11.11, 11.14, 11.15 and 11.16 and this Section 9.2 shall survive such termination. If the transactions contemplated in Section 2.5 are not consummated on or before September 30, 1996, the Responsible Party, if any, shall, as compensation to the other party for time and effort expended by such other party in connection with the transactions contemplated hereby and the negotiation of this Agreement (and, if such other party is the Seller, for its covenant set forth in paragraph 5(b) of the Letter Agreement and inability to pursue alternatives to the Purchaser and the transactions contemplated hereby as a result of the execution of this Agreement), pay to such other party a "break-up fee" of $1.5 million. The break-up fee will be the sole and exclusive remedy arising out of the Responsible Party's failure to consummate the transactions contemplated hereby and the Responsible Party shall have no further, and its Affiliates, directors, officers, employees, agents, consultants and other representatives will have no, liability in respect thereof.

                                   ARTICLE X

         EXTENT AND SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                        AND AGREEMENTS; INDEMNIFICATION

        10.1  Survival; Remedy for Breach.

              (a) The representations and warranties contained in this Agreement shall survive the Closing until the date which is thirty months after the Closing Date, at which time they shall expire, except that the representations and warranties contained in Section 4.10 shall survive the Closing until the date which is twelve months after the Closing Date, at which time they shall expire. No claim regarding a breach of any such representation or warranty shall be made for the first time after the date such representation or warranty expires. The agreements and covenants of the parties contained in this Agreement or any Related Agreement shall survive the Closing, provided, that no claim regarding a breach of any such agreement or covenant contained in this Agreement occurring before the Closing shall be made for the first time after the date which is thirty months after the Closing Date. With respect to any claim that is made in writing within any applicable time period, the period of time for commencing an action or suit in a court of competent jurisdiction to resolve such claim shall expire on the first anniversary of the making of such claim and no such action or suit shall be commenced after such date and, in any event, no such action or suit may be brought after expiration of the applicable statute of limitations. Any right to indemnification pursuant to Sections 10.2 and 10.3 shall only apply to Indemnifiable Losses with respect to which the party seeking indemnification shall have notified the other party as set forth Section 10.4(a) or (b) within the applicable time period set forth in this Section 10.1(a).

              (b) Except as provided in Section 9.2, the sole and exclusive remedy of the Purchaser and the Seller for any breach of any covenant or agreement, or any inaccuracy or other breach of any representation or warranty, contained in this Agreement, any Related Agreement or any other writing delivered pursuant hereto or in connection herewith or for any other matter arising under or in connection with this Agreement, any Related Agreement or any such other writing shall be the indemnities contained in Sections 10.2 and 10.3, respectively, including enforcement thereof in a court of competent jurisdiction, and the parties hereby waive, release and agree not to assert any other right, whether arising by statute, common law, or otherwise, in connection therewith, provided, that a party shall be entitlted to setoff any amount owed by the other party to such party under this Agreement against any amount owed by such party to the other party under this Agreement. Without limitation of the foregoing (and except, in the case of the Seller, as provided in the Chrysler Financial Guaranty), a party's Affiliates, directors, officers, employees, agents, consultants and other representatives will have no liability in respect any breach by such party hereunder. Notwithstanding anything to the contrary contained herein, neither the Seller nor the Purchaser shall be liable to the other for any consequential, incidental, indirect, punitive or special damages suffered by the other (including for loss of profits, business or goodwill), regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, and even if advised of the likelihood of such damages; provided, however, that the foregoing limitation shall not affect the calculation of Indemnifiable Losses incurred by the Seller or the Purchaser in connection with claims made by Persons other than the Seller or the Purchaser (or their respective Affiliates).

        10.2  Indemnification by the Seller.

              (a) Subject to Sections 10.1 and 10.2(b), the Seller hereby agrees to indemnify the Purchaser against, and agrees to hold it harmless from, any and all Indemnifiable Losses actually incurred or suffered by the Purchaser which are the direct result of: (i) any inaccuracy or other breach of any representation or warranty made by the Seller in this Agreement or any of the Seller's Related Agreements; (ii) any breach of any covenant or agreement to be performed by the Seller pursuant to this Agreement or any of the Seller's Related Agreements; and (iii) the failure of the Seller to comply with the "bulk sales" laws referred to in Section 11.5.

              (b) The Seller shall be required to indemnify the Purchaser hereunder as to any particular breach by the Seller of its representations, warranties, covenants and agreements hereunder, only if, and only to the extent that, the Purchaser's Indemnifiable Losses in respect of all such breaches, together with Berkeley's Corresponding Indemnifiable Losses in respect of all such breaches under the Berkeley Asset Purchase Agreement, exceeds a deductible amount of $931,793, and the Seller's indemnification obligation will be limited to such excess. Notwithstanding the foregoing, a breach of the Seller's obligation to pay any adjustment upon the determination of the Net Credit, a breach of Section 4.12, and the Seller's obligation under
Section 10.2(a)(iii) shall not be subject to the foregoing limitation, and the amount of the Indemnifiable Losses and Corresponding Indemnifiable Losses in respect thereof or in respect of the Corresponding Provisions shall not be counted in determining whether such limitation has been satisfied. The maximum aggregate amount of liability of the Seller hereunder and under the Corresponding Provision shall be limited to an amount equal to the sum of the Purchase Price and the Corresponding Purchase Price.

              (c) If the Purchaser shall become aware of any condition which could give rise to liability of the Seller under this Article X, the Purchaser shall use its commercially reasonable efforts to minimize the amount of the damages or losses that may give rise to such liability (and if the Seller has breached this Agreement, any expenses incurred by the Purchaser to minimize the amount of such losses or damages will, subject to the limitations in
Section 10.2(b), be reimbursed by the Seller or applied to the deductible amount contemplated in Section 10.2(b)).

        10.3  Indemnification by the Purchaser.

              (a) Subject to Sections 10.1 and 10.3(b), the Purchaser hereby agrees to indemnify the Seller against, and agrees to hold it harmless from, any and all Indemnifiable Losses actually incurred or suffered by the Seller which are the direct result of: (i) any inaccuracy or other breach of any representation or warranty made by the Purchaser in this Agreement or in any of the Purchaser's Related Agreements; and (ii) any breach of any covenant or agreement to be performed by the Purchaser pursuant to this Agreement or any of the Purchaser's Related Agreements (including the Purchaser's covenant to pay, perform, fulfill and discharge the Assumed Liabilities).

              (b) The maximum aggregate amount of liability of the Purchaser hereunder and of Berkeley under the Corresponding Provision shall be limited to an amount equal to the sum of the Purchase Price and the Corresponding Purchase Price.

        10.4  Procedures Governing Indemnification.

              (a) Subject to Section 10.4(b), as soon as is reasonably practicable after becoming aware of a claim for indemnification under this
Article X, the party hereto seeking such indemnification (an "Indemnified Person") shall promptly give written notice of such claim to the party hereto against whom such indemnification is sought (the "Indemnifying Person"). Such notice of a claim for indemnification shall specify the facts alleged to constitute a breach and the representations, warranties, agreements and covenants alleged to have been breached, and shall be accompanied by an estimate of the amount of Indemnifiable Losses due to such breach, together with such information as may be necessary for the Indemnifying Person to determine that the limitations contained in Section 10.2(b) or 10.3(b), as applicable, have been satisfied or do not apply. The failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations with respect to such claim for indemnification except as provided in Section 10.1(a) and except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby.

              (b) The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto (and not an Affiliate of the Indemnifying Person) in respect of which indemnity may be sought under this Article X (together with such information as may be necessary for the Indemnifying Person to determine that the limitations contained in Section 10.2(b) or 10.3(b), as applicable, have been satisfied or do not apply). The failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article X except as provided in Section 10.1(a) and except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense: (i) participate in the defense of any such claim, suit, action or proceeding; and (ii) upon notice to the Indemnified Person, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (A) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (B) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. Whether or not the Indemnifying Person chooses to participate in or defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

              (c) No settlement or compromise of any such claim, suit, action or proceeding of the kind referred to in Section 10.4(b) shall be made or accepted by the Indemnifying Person or the Indemnified Person without the consent of the other party (which consent shall not be unreasonably delayed or withheld) unless the party making or accepting the settlement or compromise:
(i) if the Indemnifying Person, shall agree that the amount thereof constitutes Indemnifiable Losses for which indemnification under this Article X is due (or constitutes Indemnifiable Losses to be applied to the deductible amount contemplated in Section 10.2(b)); or (ii) if the Indemnified Person, shall agree that the amount thereof are not Indemnifiable Losses, whereupon, in either of such cases, such compromise and settlement shall be binding upon the other Person in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. Notwithstanding the foregoing, no settlement or compromise shall be made or accepted by the Indemnifying Person or the Indemnified Person without the consent of the other party (which consent shall not be unreasonably delayed or withheld) if such settlement or compromise would impose any material restrictions on the other party.

                                  ARTICLE XI

                                 MISCELLANEOUS

        11.1 Disclosure Schedule. The Seller may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement or amend any section of the Disclosure Schedule, including one or more supplements or amendments to correct any matter which might constitute a breach of any representation, warranty, agreement or covenant contained herein, and all references to the Disclosure Schedule and any section thereof which is supplemented or amended as provided in this Section 11.1 shall for all purposes be deemed to be a reference to such Disclosure Schedule, and any such section, as so supplemented or amended. In such event, the Purchaser shall have a right to elect not to consummate the transactions contemplated hereby if such correction or supplement discloses any matter or matters which, when taken together with the items included on the Disclosure Schedule as of the date hereof, would reasonably be expected to have significantly affected the aggregate purchase price offered by the Purchaser and Berkeley for the Transferred Assets (assuming that the other terms and conditions of this Agreement and the Berkeley Asset Purchase Agreement were unchanged). Neither the Purchaser nor the Seller shall be deemed a Responsible Party if the Purchaser elects not to consummate the transactions contemplated hereby pursuant to this Section 11.1. Any information disclosed pursuant to any section of the Disclosure Schedule shall be deemed to be disclosed to the Purchaser for all purposes of this Agreement.

        11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (i) when delivered, if delivered personally; (ii) when sent, and receipt is confirmed, if sent by facsimile transmission; and (iii) five business days after mailing, if mailed by registered or certified mail, return receipt requested, to the parties at the following addresses:

              (a)  If to the Seller, to:

                   Chrysler First Business Credit Corporation
                   c/o Chrysler Financial Corporation
                   27777 Franklin Road
                   Southfield, Michigan 48034
                   Attention:  Vice President and Controller

                   Facsimile No.:  (810) 799-5244

                   with a copy to:

                   Chrysler Financial Corporation
                   27777 Franklin Road
                   Southfield, Michigan  48034
                   Attention:  General Counsel

                   Facsimile No.:  (810) 948-3138

                   or to such other Person as the Seller shall designate in writing.

              (b)  If to the Purchaser, to:

                   BlackRock Capital Finance L.P.
                   345 Park Avenue
                   New York, New York 10154
                   Attention:  Randal A. Nardone

                   Facsimile No.:  (212) 407-5678

                   or to such other Person as the Purchaser shall designate in writing.

        11.3 Books and Records; Additional Deliveries. The Seller agrees that it will, not later than sixty days after the Closing Date, deliver or cause to be delivered to the Purchaser originals or copies of all records transferred pursuant Section 2.1(b) to the extent not then in the possession of the Purchaser. On or promptly following the Closing Date, the Seller shall deliver the keys for each REO Asset to the extent available and in the possession of the Seller or shall provide instructions as to where such keys are located.

        11.4 Expenses. All costs incurred in effecting the transfer of the Designated Transferred Assets and assumption of the Assumed Liabilities, including the cost of preparing instruments and documents in respect of Specific Asset Transfers, title insurance, surveys and environmental studies, sales, stamp, transfer and similar taxes, and recording, filing, transfer and similar fees, will be paid by the Purchaser. Except as otherwise specifically provided in this Agreement, all legal and other costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby or thereby shall be paid by the party that incurred such costs and expenses.

        11.5 Bulk Sales. The Purchaser hereby waives compliance with the requirements of: (a) all applicable state tax laws that may require notification of state taxing authorities and related actions in respect of bulk sales of assets outside of the ordinary course of business; and (b) any bulk transfer laws (such as Article 6 of the Uniform Commercial Code as enacted in any state) or similar legislation applicable to the transactions provided for in this Agreement, and the Seller shall have no liability to the Purchaser with respect thereto, except as provided in Section 10.2(a)(iii).

        11.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned or delegated by either party without the consent of the other party hereto, except that the Purchaser may grant a security interest in the Purchaser's rights under this Agreement arising after the Closing to any lender that, as of the Closing, has provided, or has committed to provide, financing to the Purchaser for the transactions contemplated hereby, provided that: (a) such rights of the Purchaser under this Agreement shall be collateral solely in respect of the financing provided to the Purchaser for the consummation of the transactions contemplated hereby;
(b) the foregoing is not, and shall not be construed as, a waiver or other limitation of any of the Seller's rights to assert any defenses and claims against the Purchaser and such lender; (c) the rights of such lender shall be subject to (i) the terms of this Agreement and any defense or claim of the Seller arising therefrom, and (ii) any other defense or claim of the Seller against the Purchaser which accrues before the Seller receives notification of the grant of a security interest in the Purchaser's rights hereunder to such lender; and (d) in no event shall the lender be entitled to any remedy in respect of any claim made against the Seller if such claim is made at a time after which the Purchaser would not be entitled to any remedy pursuant to the terms of this Agreement. In addition, the Seller shall, at the election of the Purchaser, transfer such Designated Transferred Assets as may be selected by the Purchaser to one or more Affiliates of the Purchaser, provided that the Purchaser shall remain fully liable to the Seller under this Agreement, and all of the obligations of the Seller under this Agreement shall inure solely to the Purchaser (and not to any such Affiliate). Any Transfer Instrument from the Seller to such Affiliate shall be absolutely without recourse, warranty or representation.

        11.7 No Third Party Beneficiaries. Except for the Persons referred to, and as provided, in Section 7.3, 9.2, 10.1(b) and 11.9, this Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon any third Person any remedy, claim, liability, reimbursement, cause of action or other right.

        11.8 Entire Agreement; Amendment. This Agreement, together with the Confidentiality Agreement, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. Except as provided in Section 11.1, this Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

        11.9 Limitation on Warranties. The Seller makes no representations or warranties with respect to any projections, forecasts or forward-looking information provided to the Purchaser. There is no assurance that any projected or forecasted results will be achieved. If any modification of the terms of any promissory note, mortgage or other Contract comprising any Loan Asset is made or permitted by the Purchaser, then the Seller's liability for a breach of any of its representations and warranties set forth in Article IV shall be limited to the amount, if any, that the Seller would have been liable if such modification had not been made. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV, (i) THE SELLER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND (ii) THE PURCHASER ACKNOWLEDGES THAT THE PURCHASER WILL BE ACQUIRING THE DESIGNATED TRANSFERRED ASSETS ON AN "AS IS", "WHERE IS" BASIS. The Purchaser acknowledges that it is not relying on the accuracy or completeness of any information which is not included in this Agreement or the Schedules hereto, and neither the Seller nor any other Person will have or be subject to any liability to the Purchaser, any Affiliate thereof or any other Person, resulting from the distribution of any information to, or use of any such information by, the Purchaser, any Affiliate thereof or any of their agents, consultants, accountants, counsel or other representatives. Except to the extent set forth in the representations and warranties of the Seller in
Article IV, nothing herein shall be construed as a guaranty or similar assurance as to the value or collectability of any Transferred Asset.

        11.10 Public Statements. Prior to the Closing Date, except as required by law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by the Purchaser or the Seller (or their respective Affiliates) without the prior approval of the other party (which approval shall not be unreasonably delayed or withheld); and provided, further, that nothing in this Section 11.10 shall prevent the Purchaser or the Seller from discussing such transactions with, or making such announcements to, its professional advisors or to those Persons the notification of whom or whose approval, agreement or opinion, as the case may be, is required for consummation of any particular transaction or transactions contemplated hereby. Such party shall exercise all reasonable efforts to assure that such Persons will agree to keep confidential any information relating to this Agreement.

        11.11 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue.

        11.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument, and shall become effective when one or more counterparts hereof have been signed by the Purchaser and delivered to the Seller and one or more counterparts hereof have been signed by the Seller and delivered to the Purchaser.

        11.13 Necessary and Desirable Actions. Each of the Seller and the Purchaser agrees to cooperate fully with the other in connection with obtaining the satisfaction of the conditions set forth in Article VIII. The Seller and the Purchaser each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonable, and necessary or desirable, in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

        11.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

        11.15 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY RELATED AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO IN CONNECTION HEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS TO WHICH IT IS A PARTY.

        11.16 Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY RELATED AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTY'S ENTERING INTO THIS AGREEMENT AND EACH RELATED AGREEMENT TO WHICH SUCH OTHER PARTY IS A PARTY.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                CHRYSLER FIRST BUSINESS CREDIT
                                CORPORATION



ATTEST:
                                By:/s/ Piero DiMambro
                                ---------------------
                                Name:  Piero DiMambro
/s/ John W. James               Title:  President
-----------------
Name:  John W. James
Title:  Assistant Secretary




                                BLACKROCK CAPITAL FINANCE L.P.

                                By: BlackRock Asset Investors, General Partner



ATTEST:
                                By:/s/ Randal A. Nardone
                                ------------------------
                                Name:  Randal A. Nardone
/s/ Robert I. Kauffman          Title:  Managing Director
----------------------
Name:  Robert I. Kauffman
Title:  Managing Director